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Exhibit 99.2

        Consent of Needham & Company, LLC

December 08, 2008

        We consent to all references to our firm as financial advisor to VGX Pharmaceuticals, Inc. in the Joint Proxy Statement/Prospectus of this Registration Statement on Form S-4. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Needham & Company, LLC
/s/ JEFFREY A. SACHER
By: Jeffrey A. Sacher
Title: Managing Director
Date: 12-8-08

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  Exhibit 99.2